                                                                  Exhibit (a)(3)

AKAMAI TECHNOLOGIES, INC.
STOCK OPTIONS ELECTION FORM
CONFIDENTIAL

IF YOU ACCEPT THE OFFER:

          TABLE 1 Eligible options (to be exchanged at 2 stock options for 1 share of Restricted Stock). Will be net of exercised shares.
          TABLE 2   Special Options (October 2000 5-yr expiration) (to be
                    canceled if offer accepted with no exchange).
          TABLE 3   Options granted within 6 months of offer date - (must be
                    exchanged for Restricted Stock if you accept the offer). Will be net of exercised shares.
          TABLE 4 Retained options (not affected whether or not you accept the offer).

                                                                                                        YES, I       NO, I
   EMPLOYEE        TABLE ID    PLAN ID     EMP#     Vest start    Grant date    OPTIONS     PRICE       ACCEPT      DECLINE
===============   ==========  =========  ========  ============  ============  =========  =========  ============  ===========
Employee Name


                                                                                                     ------------  -----------
                  TABLE 1*                                                                 $
                                                                                                     ------------  -----------


                  TABLE 2                                                                  $



                  TABLE 3                                                                  $



                  TABLE 4                                                                  $


Contacts: Robert Todd 617-250-4612 or Tracey Spruce 617-613-2572, exchangeprogram@akamai.com

Please check box(es) above (accept/decline), sign and date where indicated, and return to the appropriate HR Director for your location. Also, please note that you do not need to include any options letters of other documents relating to the options that you are returning if any. Akamai will exchange and cancel such options electronically and update your option records accordingly.

*Table One may include grants with exercise prices which fall below $13.00 or which have not yet been set; however, these options must be exchanged because they are part of an eligible grant and were granted (or scheduled to be granted) within 6 months of the offer date.


SIGN:                                   DATE:
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